Exhibit 10.14

KLX INC.

NON-EMPLOYEE DIRECTORS STOCK

AND

DEFERRED COMPENSATION PLAN

KLX INC.
NON-EMPLOYEE DIRECTORS STOCK
AND
DEFERRED COMPENSATION PLAN

SECTION 1.                         PURPOSES AND AUTHORIZED SHARES

The purposes of the KLX Inc. Non-Employee Directors Stock and Deferred Compensation Plan (the “Plan”) are to attract, motivate and retain eligible non-employee directors of KLX Inc. (the “Company”) who elect to participate in this Plan by offering them opportunities to defer compensation and to encourage directors to increase their stock ownership in the Company.  An aggregate number not to exceed [      ] shares of Common Stock (subject to adjustments contemplated by Section 5.6 hereof) may be delivered pursuant to this Plan.

SECTION 2.                         DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

ACCOUNT or ACCOUNTS means one or more of the Participant’s Cash Account(s) or Stock Unit Account(s), as the context requires.

APPLICABLE PERCENTAGE means the percentage of Eligible Compensation subject to deferral or payment in Shares.

AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last ten (10) trading days preceding the applicable Award Date.

AWARD DATE means, in the case of Cash Account deferrals, each date on which cash would otherwise have been paid; in the case of Unit Account deferrals, the last day of each calendar quarter.

BOARD means the Board of Directors of the Company, as constituted from time to time.

CASH ACCOUNT means the bookkeeping account maintained by the Company on behalf of a Participant who elects to defer his or her Compensation in cash pursuant to Section 4.

CODE means the Internal Revenue Code of 1986, as amended from time to time, and the applicable guidance, rulings, and regulations promulgated thereunder.

COMMON STOCK means the Common Stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 5.6 hereof.

COMMITTEE means the Board or a Committee of the Board acting under delegated authority from the Board.

COMPANY means KLX Inc., a Delaware corporation, and its successors and assigns.

DIVIDEND EQUIVALENT means the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock which is equal to the number of Stock Units then credited to a Participant’s Stock Unit Account on the applicable measurement date, which amount shall be allocated as additional Stock Units to the Participant’s Stock Unit Account, as provided in Section 5.3 hereof.

EARNINGS mean those earnings that are allocable to the Participant’s Cash Accounts in such manner as the Committee shall reasonably determine.

EFFECTIVE DATE means the date of the consummation of the distribution of all of the shares of the Company’s Common Stock on a pro rata basis to the holders of B/E Aerospace, Inc. common stock.

ELIGIBLE COMPENSATION means retainer and/or meeting fees for services as a director, as established by the Board from time to time, which may be payable in cash or Shares.

ELIGIBLE DIRECTOR means a member of the Board who is not an officer or employee of the Company or a subsidiary and who is compensated in the capacity as a director.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

FAIR MARKET VALUE means on any date the average of the high and low prices of the Common Stock, as published in The Wall Street Journal or otherwise reliably reported, of the principal securities exchange or market on which the Common Stock is so listed, admitted to trade, or quoted, or, if there is no trading of the Common Stock on such date, then the average of the high and low prices of the Common Stock as quoted on the next preceding date on which there was trading in such shares.  If the Common Stock is not so listed, admitted or quoted, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value of purposes of this Plan.

PARTICIPANT means an Eligible Director who elects to participate in this Plan or otherwise has an Account balance under this Plan.

PLAN means the KLX Inc. Non-Employee Directors Stock and Deferred Compensation Plan, as amended from time to time.

SHARES means shares of Common Stock.

STOCK UNIT OR UNIT means a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent the right to receive one share of Common Stock of the Company pursuant to the terms of this Plan.

STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.2.

YEAR means each calendar year during the term of this Plan.

SECTION 3.                         PARTICIPATION

Each Eligible Director may elect to defer under and subject to Section 4 of this Plan his or her Eligible Compensation for any Year.

SECTION 4.                         SHARE OR DEFERRAL ELECTIONS

4.1                               TIME AND TYPES OF ELECTIONS.  On or before December 31 immediately preceding each succeeding Year (or, in the case of a person who first becomes an Eligible Director during the Year, within 30 days after becoming an Eligible Director), each Eligible Director may make the following two irrevocable elections, subject to Section 4.2 hereof:

(1)                                 To the extent that Participant’s Eligible Compensation is designated as payable to the Participant in the form of cash, the Company may, in its sole discretion, permit a Participant to elect, in lieu of cash, (a) to receive such Eligible Compensation currently in Shares, (b) to defer such Eligible Compensation in a Cash Account, (c) to defer such Eligible Compensation in a Stock Unit Account, or (d) to select one or more of the preceding payment or deferral methods in accordance with the Applicable Percentage increments set forth in Section 4.2 hereof such that the sum of all such Applicable Percentage increments does not exceed 100%.

(2)                                 To the extent that Participant’s Eligible Compensation is designated as payable to the Participant in the form of Common Stock, the Company may, in its sole discretion, permit a Participant to elect, in lieu of Common Stock, to defer all or a portion of such Eligible Compensation in a Stock Unit Account in accordance with the Applicable Percentage increments set forth in Section 4.2 hereof such that the sum of all such Applicable Percentage increments does not exceed 100%.

4.2                               PERMITTED AMOUNTS; ELECTIONS.  The portions of the Eligible Compensation subject to deferral or payment in Shares shall be limited to increments of 25%, 50%, 75% or 100% (the “Applicable Percentage”).  All elections shall be in writing on forms provided by the Company (and such election forms may, in the discretion of the Company, require that a Participant defer all or a specified portion of such Participant’s Eligible Compensation in accordance with this Section 4).  If an election is made under this Section 4 and is not revoked or changed with respect to the following Year by the end of the current Year, the election shall be deemed a continuing one and shall remain in place with respect to compensation for the following Year.

SECTION 5.                         DEFERRAL ACCOUNTS

5.1                               CASH ACCOUNT.  If an Eligible Director has made an election under Section 4.1(1)(b) to defer the receipt of cash compensation in a Cash Account, the Company shall establish and maintain a Cash Account for the Participant under this Plan, which Account shall be a memorandum account on the books of the Company.  A Participant’s Cash Account shall be credited as follows:

(a)                                 As of the date the Eligible Compensation would have been otherwise payable, the Company shall credit the Participant’s Cash Account with an amount equal to the Applicable Percentage of the Eligible Compensation.

(b)                                 As of the last day of each calendar quarter, each Participant’s Cash Account shall be credited with the Earnings reasonably determined by the Committee to be allocable to such Account.

5.2                               STOCK UNIT ACCOUNT.

(a)                                 Elective Deferrals.  If an Eligible Director has made an election under Section 4.1(1)(c) or 4.1(2) to defer receipt of cash compensation or stock compensation in a Stock Unit Account, the Committee shall, as of the last day of each calendar quarter in which the Eligible Compensation was earned and would otherwise be paid, credit the Participant’s Stock Unit Account with a number of Units determined by dividing an amount which is equal to the Applicable Percentage of the Participant’s Eligible Compensation by the Average Fair Market Value of a share of Common Stock as of the Award Date.

(b)                                 Limitations on Rights Associated with Units.  A Participant’s Stock Unit Account shall be a memorandum account on the books of the Company.  The Units credited to a Participant’s Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to the Participant in accordance with this Plan.  The Units shall not be treated as property or as a trust fund of any kind.  No Participant shall be entitled to any voting or other stockholder rights with respect to Units granted or credited under this Plan.  The number of Units credited (and the number of Shares to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 5.6 and the terms of this Plan.

5.3                               DIVIDEND EQUIVALENT CREDITS TO STOCK UNIT ACCOUNT.  As of the end of each quarter, a Participant’s Stock Unit Account shall be credited with additional Units in an amount equal to the Dividend Equivalent representing dividends paid during the quarter on a number of shares equal to the aggregate number of Stock Units in the Participant’s Stock Unit Account as of the end of the preceding quarter divided by the Average Fair Market Value of a share of Common Stock as of the applicable crediting date.

5.4                               IMMEDIATE VESTING AND ACCELERATED CREDITING.

(a)                                 Units and Other Amounts Vest Immediately.  All Units or other amounts credited to one or more of a Participant’s Accounts shall be at all times fully vested and not subject to a risk of forfeiture.

(b)                                 Acceleration of Crediting of Accounts.  In the event a Participant ceases to serve as a director of the Company, the crediting of amounts to a Participant’s Cash Account, if applicable, and the crediting of Units to a Participant’s Stock Unit Account, if applicable, shall be accelerated to the date of termination of service.  In such case, the amount or number of Units credited for the quarter in which the termination of services occurs shall be prorated based on the number of days of service during the applicable quarter, and the Award Date shall be deemed to be the date of termination of service.

5.5                               DISTRIBUTION OF CASH OR SHARES.

(a)                                 Time and Manner of Distribution of Accounts.  The cash or Shares payable under this Plan in respect of Cash Accounts or Stock Unit Accounts, respectively, shall be distributed to the Participant (or, in the event of his or her death, the Participant’s Beneficiary) at such time and in such manner as elected by the Participant and set forth in the Participant’s election form.  In the sole discretion of the Company (as set forth in the form of election form provided by the Company), a Participant may elect distributions in one of the following two forms:  (i) a lump sum distribution, or (ii) annual installments not to exceed ten (10) such annual installments.  Each annual installment shall be equal to the value of the Account being distributed multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid.  In the event that a Participant fails to make an election, then distribution shall be made in the form of a lump sum.  Each Account, less any applicable withholding taxes, shall be distributed commencing the earlier of (x) the date specified in the Participant’s election form as described above, or (y) the first day of the month immediately following the date of the Participant’s termination of service, or as soon as administratively practicable thereafter.

(b)                                 Small Distributions.  Notwithstanding the foregoing, if after a termination of service the balance remaining in a Participant’s Cash Account is less than $10,000 or, if the aggregate fair market value of the Units remaining in the Participant’s Stock Unit Account on the date of the termination of service is less than $10,000, then such remaining balances shall be distributed in a lump sum.

(c)                                  Election to Further Defer Distribution of Cash Accounts or Stock Unit Accounts.  A Participant may, with the approval of the Administrator, elect to further defer the commencement of any distribution to be made with respect to amounts credited under any Cash or Stock Unit Account by filing a new written election with the Committee on a form approved by the Committee; provided, however, that (1) no such election shall be effective until twelve (12) months after such election is filed with the Committee, (2) no such new election shall be effective with respect to any Account after benefits with respect to the Account shall have commenced, and (3) such election must provide that the first payment with respect to such election must be deferred for at least five (5) years from the date such payment would otherwise have been made.

(d)                                 Form of Distribution of Cash Accounts or Stock Unit Accounts.  Stock Units credited to a Participant’s Stock Unit Account shall be distributed in an equivalent whole number of Shares of the Company’s Common Stock.  Any fractional share interests shall be accumulated and paid in cash with the last distribution.  All amounts credited to a Participant’s Cash Account shall be distributed in cash.

5.6                               ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.  If there shall occur any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company’s Common Stock (other than cash dividends and cash distributions), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares and Units, and in rights in respect of Stock Unit Accounts credited under this Plan so as to preserve the benefits intended.

SECTION 6.                         ADMINISTRATION

6.1                               THE ADMINISTRATOR.  The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan.  The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”)).  Members of the Committee shall not receive any additional compensation for administration of this Plan.

6.2                               COMMITTEE ACTION.  A member of the Committee shall not vote upon any matter which relates solely to himself or herself as a Participant in this Plan.  Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

6.3                               RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING.  Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(1)                                 To construe and interpret this Plan;

(2)                                 To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

(3)                                 To make all other determinations required by this Plan;

(4)                                 To maintain all the necessary records for the administration of this Plan; and

(5)                                 To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee’s determination of benefits payable to Participants, including decisions as to adjustments under Section 5.6, shall be conclusive and binding for all purposes of this Plan.  In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by:  (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence.

The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons.  The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

SECTION 7.                         PLAN CHANGES AND TERMINATION

7.1                               AMENDMENTS.  The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan (provided such amendment, suspension or termination complies with requirements under Code Section 409A); provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to then outstanding Accounts or Dividend Equivalent credits thereon so long as the Account is outstanding).  Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by upon receipt of notice the amendment.

7.2                               TERM.  It is the current expectation of the Company that this Plan shall continue indefinitely, but continuance of this Plan is not assumed as a contractual obligation of the Company.  If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth on the notice.  All Participants shall be bound thereby.  No benefits shall accrue in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

SECTION 8.                         MISCELLANEOUS

8.1                               UNFUNDED PLAN AND LIMITATION ON PARTICIPANTS’ RIGHTS.  Participants shall have the rights only if general unsecured creditors of the Company with respect to amounts credited and benefits payable, if any, on their Cash Account, and rights no greater than the right to receive the Common Stock (or equivalent value as a general unsecured creditor) with respect to Stock Units or Share Accounts.  The Plan constitutes a mere promise by the Company to make distributions in the future.  It is intended that this Plan shall constitute an “unfunded” plan for tax purposes.  Participation in this Plan shall not give any person the right to serve as a member of the Board or any rights or interests other than as herein provided.  Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of a certificate representing the Shares.

8.2                               BENEFICIARIES.

(a)                                 Beneficiary Designation.  Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death.  The Company and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

(b)                                 Definition of Beneficiary.  A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under this Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3                               BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS.  Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized.  Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance.  Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.4                               GOVERNING LAW; SEVERABILTY.  The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Florida.  If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5                               COMPLIANCE WITH LAWS.  This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money through the deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

8.6                               PLAN CONSTRUCTION.  This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder, as in effect from time to time.  To the extent a provision of the Plan is contrary to or fails to address the requirements of Code Section 409A, the Plan shall be construed and administered as necessary to comply with such requirements until this Plan is appropriately amended to comply with such requirements.

It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 so that to the extent elections are timely made, elective deferrals (including the crediting of Units and Dividend Equivalents and the distribution of Shares hereunder) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.  The Committee may, subject to Sections 8.5 hereof, permit elections by Eligible Directors that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Participants under this Plan is not compromised.

8.7                               HEADINGS NOT PART OF PLAN.  Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.